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                                                                    EXHIBIT 99.1

                          UNITED STATES DISTRICT COURT
                          EASTERN DISTRICT OF MICHIGAN
                               SOUTHERN DIVISION


Alfonso Larriva,                             Case No. 01-72568

     Plaintiff,                              Hon. John Corbett O'Meara
v.                                                Magistrate Judge Pepe

Patrick L. Beach, W. Ross Martin
H. Reid Sherard, Richard J. Peters,
Creed L. Ford, III, William H. Krul,
Lee C. Howley, Albert T. Adams,
William Chadwick and
Captec Net Lease Realty, Inc.

     Defendants.

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
Stephen Wasinger (P25963)                         Marc A. Topaz
Rita M. Lauer (P53075)                            Patricia C. Weiser
WASINGER KICKHAM and KOHLS                        SCHIFFRIN & BARROWAY
100 Beacon Centre                                 Three Bala Plaza East, Suite 400
26862 Woodward Avenue                             Bala Cynwyd, PA  19004
Royal Oak, MI  48067                              (610) 667-7706
(248) 414-9900                                    Co-Counsel for Plaintiff
Counsel for Plantiff

                                                  Bruce G. Murphy
                                                  265 Llwyds Lane
                                                  Vero Beach, FL  32963
                                                  (561) 231-4204
                                                  Co-Counsel for Plaintiff

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

                           COMPLAINT AND JURY DEMAND

      Plaintiff Alfonso Larriva, by his attorneys, alleges upon information and belief, except as to paragraph 1 which is alleged upon personal knowledge, as follows:

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                                  THE PARTIES

       1. Plaintiff Alfonso Larriva ("Plaintiff") is the owner of 10,000 shares of common stock of Captec Net Lease Realty, Inc. ("Captec" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein. Larriva is a citizen of the state of Arizona.

       2. Defendant Captec is a corporation duly existing and organized under the laws of the State of Delaware, with its principal executive offices located at 24 Frank Lloyd Wright Drive, P.O. Box 544, Ann Arbor, Michigan. The Company does business in Wayne County, Michigan. The Company is a real estate investment trust ("REIT") for purposes of federal tax law, which acquires, develops and owns high quality, free-standing properties to be leased principally on long-term, triple, net basis to national and regional chain and franchised restaurants and retailers.

       3. Defendant Patrick Beach ("Beach") is and at all times relevant hereto has been President, Chief Executive Officer, and Chairman of the Board of Captec. On information and belief, Beach is a citizen of Michigan.

       4. Defendants W. Ross Martin, H. Reid Sherard, Lee C. Adams, Creed L. Ford III, William H. Krul, Richard J. Peters, Lee C. Howley and William J. Chadwick are and at all times relevant hereto have been directors of Captec (the "Director Defendants"). On information and belief, none of the Director Defendants are citizens of Arizona.

       5. The defendants referred to in paragraphs 3 and 4 are collectively referred to herein as the "Individual Defendants."

       6. By reason of the above Individual Defendants' positions with the Company as officers an/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of Captec, and owe plaintiff and the

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other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

       7. Defendants are sued both individually and jointly, and the liability of each arises from the fact that each participated in the wrongful conduct and/or aided and abetted others, in all or some of the unlawful acts charged herein.

                             JURISDICTION AND VENUE

       8. This court has jurisdiction pursuant to 28 U.S.C. section 1332. The amount in controversy, exclusive of interest and costs, exceeds $75,000.

       9. Venue is proper pursuant to 28 U.S.C. sections 1391(a) because a substantial part of the events or omissions giving rise to the claim occurred in this district.

                            CLASS ACTION ALLEGATIONS

       10. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 23, F.R.Civ. P., on behalf of himself and holders of Captec common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

       11.  This action is properly maintainable as a class action.

       12. The Class is so numerous that joinder of all members is impracticable. As of June 29, 2001, there were approximately 9.51 million shares of Captec common stock outstanding.

       13. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members. The common questions include, inter alia, the following:

          (a)  whether the merger is grossly unfair to the Class;


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                  (b)      whether plaintiff and the other members of the
                           Class would be irreparably damaged were the transactions complained of herein consummated; and

                  (c) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

         14. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

         15. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

         16. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                           SUBSTANTIVE ALLEGATIONS

         17. On July 2, 2001, Captec announced that it has entered into a definitive merger agreement (the "Merger Agreement") with Commercial Net Lease Realty, Inc. ("CNL"), an equity REIT headquartered in Orlando, Florida (the "Merger").

         18. Pursuant to the terms of the Merger Agreement, CNL will acquire all of the outstanding shares of common stock of Captec for a combination of cash and stock, including 0.4575 shares of SNL common stock,
0.21034679 shares of a new class of CNL preferred stock, 9.0% Series A Non-Voting Preferred Stock, and $1.27 in cash. Based upon the closing price of CNL common stock on the New York Stock

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Exchange on June 29, 2001, and the stated liquidation preference value of the preferred stock, Captec's board of directors has estimated the value of the aggregate merger consideration to be paid to Captec's stockholders at $13.05 per share.


         19. Immediately after the closing of the Merger, an affiliate of defendant Beach will acquire certain unidentified non-real estate assets of Captec and assume liabilities associated with those assets (the "Asset Purchase").

         20. Beach has access to internal financial information about Captec, the true value of its properties, expected increase in true value and the benefits of ownership of those assets which have been hand-picked by him for purchase, to which plaintiff and the Class members are not privy. Beach, with the acquiescence of the Individual Defendants, is using such inside information to benefit himself and his affiliates (including several of the Individual Defendants) in this transaction, to the detriment of the Captec's public stockholders.

         21. Beach has clear and material conflicts of interest and is acting to better his own interests at the expense of Captec's public shareholders. Beach has carefully selected valuable assets of the Company to purchase, all to the detriment of Captec and its shareholders.

         22. Captec has a shareholder's rights plan (the "Rights Plan") which is triggered whenever a person or group acquires 15 percent or more of Willamette's common stock. The Rights Plan provides for the distribution of rights to shareholders ten days after a person or group becomes the owner of 15% or more of the Company's common stock or makes a tender or exchange offer which would result in the ownership of 15% or more of the common stock. Once the rights are distributed, each right becomes exercisable to purchase, for $45.00, 1/1000th of a share of a new series of Company preferred stock, which share will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company and, will have a market value of two times the exercise price of the

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Right. The Rights Plan further provides that holders of Captec's common stock, other than the "acquiring person", are entitled to acquire the common stock of the "acquiring person" at half its market price.

         23. The Rights Plan would thus make a takeover of Captec prohibitively expensive without the Individual Defendants' approval.

         24. Pursuant to the terms of the Rights Agreement, the Individual Defendants have absolute discretion to determine whether an acquisition proposal, even one highly favorable to class members, can be effectuated.

         25. The Rights Plan permits the Individual Defendants to manipulate the corporate machinery of Captec, thereby impairing the corporate democratic process within the Company at the expense and to the detriment of the Company's common stockholders. The Rights Plan restrains and impairs the ability of Captec stockholders to affect corporate policy, and freely structure the directorial constituency of the Company. The Rights Plan, inter alia, impedes shareholder ability to accumulate shares and associate together to replace incumbent management, oppose any management initiative, or otherwise affect corporate policy through stockholder resolutions. By effectively preventing any single party from owning and thereby voting greater than 15% of the outstanding common shares, management clearly has a significant advantage in any proxy contest which might threaten to eliminate or diminish their control over Captec. The Rights Plan thereby serves to perpetuate senior management's control over the business and operations of the Company and to frustrate potential bidders for Captec.

         26. Moreover, to further frustrate other third party bidders, Captec agreed to a provision in the Merger Agreement which provides for the payment of a $5 million termination fee to CNL under certain circumstances (including a competing offer from a third party bidder) (the "Fee"). The Fee is wholly disproportional and

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unfair as it represents over 4% of the total market value of the proposed transaction.

     27. The combination of the Rights Plan and the Fee improperly serve to frustrate competing bidders from making a superior offer for the Company.

     28. Beach, with the acquiescence of the Individual Defendants, is engaging in self dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, the Individual Defendants have breached and are breaching their fiduciary duties to the members of the Class.

     29. Moreover, the merger consideration to be paid to Class members is unconscionable, unfair and grossly inadequate because, among other things:

          (a) the consideration agreed upon did not result from an appropriate consideration of the value of Captec as the Individual Defendants were presented with, and asked to evaluate, the proposed merger without any attempt to sufficiently ascertain the true value of Captec through open bidding or a "market check" mechanism; and

          (b) under the terms of the Merger Agreement, plaintiff and the other members of the Class will not receive any premium and are being asked to sell their Captec shares for less than their current market value.

     30.  The Individual Defendants were and are under a duty:

          (a) to fully inform themselves of Captec's market value before taking, or agreeing to refrain from taking, action;

          (b)      to act in the interests of the equity owners;

          (c)      to maximize shareholder value;

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          (d)  to obtain the best financial and other terms when the
               Company's independent existence will be materially altered by a transaction;

          (e) to act in accordance with their fundamental duties of due care and loyalty.

     31. By the acts, transactions and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme or in breach of their fiduciary duties to plaintiff and the other members of the Class, are attempting to benefit themselves and to unfairly deprive plaintiff and other members of the Class of the true value of their investment in Captec.

     32. Captec shareholders will, if the transaction is consummated, be deprived of the opportunity for substantial gains which the Company may realize.

     33. By reason of the foregoing acts, practices and course of conduct, defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other Captec public stockholders.

     34. As a result of the actions of defendants, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of Captec's assets and businesses and will be prevented from obtaining appropriate consideration for their shares of Captec common stock.

     35. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and may consummate the proposed transaction which will exclude the Class from its fair proportionate share of Captec's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

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     36.  Plaintiff and the Class have no adequate remedy at law.

                      COUNT I: BREACH OF FIDUCIARY DUTIES

     37.  Plaintiff realleges Paragraphs 1 through 36.

     38. Each of the Defendants has breached fiduciary duties owed to Plaintiff and the Class.

     39. As a direct and proximate result of such breaches, the Plaintiffs and the Class have been injured and Defendants have been unjustly enriched.

     40. Defendants have been, or will be, unjustly enriched as a direct and proximate result of their breaches of fiduciary duty.

     WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in his favor and in favor of the Class and against defendants as follows:

     A. Declaring that this action is properly maintainable as a class action;

     B. Declaring and decreeing that the Merger Agreement was entered into in breach of the fiduciary duties of the Individual Defendants and is therefore unlawful and unenforceable;

     C. Enjoining defendants from proceeding with the Merger Agreement and the Asset Purchase;

     D. Enjoining defendants from consummating the Merger, or a business combination with a third party, unless and until the Company adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the Company;

     E. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of shareholders


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            until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

       F. Rescinding, to the extent already implemented, the Merger Agreement or any of the terms thereof;

       G.   Awarding plaintiff and the Class appropriate damages;

       H. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts fees;

       I. Granting such other and further relief as this Court may deem just and proper.


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                                        Jury Demand

               Plaintiff demands a trial by jury.

                                        WASINGER KICKHAM AND HANLEY
                                        Counsel For Plaintiff




                                        By:              [SIG]
                                           ------------------------------------
                                             Stephen Wasinger (P25963)
                                             Rita M. Lauer (P53075)
                                        100 Beacon Centre
                                        26862 Woodward Avenue
                                        Royal Oak, Michigan 48067
                                        (248) 414-9900

Dated: July 9, 2001

Of Counsel:

SCHIFFRIN & BARROWAY, LLP
Marc A. Topaz
Patricia C. Weiser
Three Bala Plaza East
Suite 400
Bala Cynwyd, PA 19004
(610) 667-7706

LAW OFFICES OF BRUCE G. MURPHY
Bruce G. Murphy
265 Llwyds Lane
Vero Beach, FL  32963
(561) 231-4204


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